As filed with the U.S. Securities and Exchange Commission on December 5, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Corebridge Financial, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	6411	90-4715639
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number) 2919 Allen Parkway, Woodson Tower Houston, Texas 77019 1-877-375-2422	(I.R.S. Employer Identification Number)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christine Nixon, Esq.
General Counsel
Corebridge Financial, Inc.
21650 Oxnard Street, Suite 750
Woodland Hills, California 91367
1-877-375-2422
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Eric T. Juergens, Esq.
Paul M. Rodel, Esq.
Debevoise & Plimpton LLP
66 Hudson Boulevard
New York, New York 10001
(212) 909-6000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth” company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS
Corebridge Financial, Inc.
Senior Debt Securities
Subordinated Debt Securities
Junior Subordinated Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units

By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination.
We will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference therein, carefully before you invest. A prospectus supplement may also change, add to, update, supplement or clarify information contained in this prospectus.
We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “CRBG.” Unless we state otherwise in this prospectus or an accompanying prospectus supplement, other than our common stock, we will not list any of these securities on any securities exchange.
We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

Investing in our securities involves risks. See “Risk Factors” beginning on page 10 of this prospectus and any risk factors described in any accompanying prospectus supplement and in our filings with the U.S. Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus and any accompanying prospectus supplement to read about factors you should consider before buying our securities.
Neither the SEC nor any state securities commission has approved or disapproved the securities described herein or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 5, 2023.

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ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, we or any of our affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that particular offering. Any prospectus supplement and any free writing prospectus may also add to, change, update, supplement or clarify information contained or incorporated by reference in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
We have not authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we prepare or distribute. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any accompanying prospectus supplement in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus and any issue or sale of our securities.

CERTAIN IMPORTANT TERMS
We use the following capitalized terms in this prospectus:
•“AGL” means American General Life Insurance Company, a Texas insurance company;
•“AIG” means AIG Inc. and its subsidiaries, other than Corebridge and Corebridge’s subsidiaries, unless the context refers to AIG Inc. only;
•“AIG Bermuda” means AIG Life of Bermuda, Ltd, a Bermuda insurance company;
•“AIG Inc.” means American International Group, Inc., a Delaware corporation;
•“AMG” means AIG Asset Management (U.S.), LLC;
•“Argon” means Argon Holdco LLC, a wholly owned subsidiary of Blackstone Inc.;
•“BlackRock” means BlackRock Financial Management, Inc.;
•“Blackstone” means Blackstone Inc. and its subsidiaries;
•“Blackstone IM” means Blackstone ISG-I Advisors L.L.C.;
•“Blackstone Stockholders’ Agreement” means Stockholders’ Agreement, dated as of November 2, 2021, between Corebridge, AIG Inc. and Argon;
•“Board” means the Corebridge Financial, Inc. Board of Directors;
•“Corebridge Parent” means Corebridge Financial, Inc., a Delaware corporation;
•“Fortitude Re” means Fortitude Reinsurance Company Ltd., a Bermuda insurance company. AIG formed Fortitude Re in 2018 and sold substantially all of its ownership interest in Fortitude Re’s parent company in two transactions in 2018 and 2020 so that we currently own a less than a 3% indirect interest in Fortitude Re. In February 2018, AGL, VALIC and USL entered into modco reinsurance agreements with Fortitude Re and AIG Bermuda novated its assumption of certain long duration contracts from an affiliated entity to Fortitude Re. In the modco agreements, the investments supporting the reinsurance agreements, which reflect the majority of the consideration that would be paid to the reinsurer for entering into the transaction, are withheld by, and therefore continue to reside on the balance sheet of, the ceding company (i.e., AGL, VALIC and USL), thereby creating an obligation for the ceding company to pay the reinsurer (i.e., Fortitude Re) at a later date;
•“IPO” means the initial public offering by AIG of 80,000,000 shares of common stock at a price to the public of $21.00 per share, which closed on September 19, 2022;
•“LIMRA” means the Life Insurance Marketing and Research Association International, Inc.;
•“Organizational Documents” means the Corebridge Financial, Inc. Amended and Restated Certificate of Incorporation and Corebridge Financial Inc. Second Amended and Restated By-laws;
•“Tax Matters Agreement” means the Tax Matters Agreement between AIG and Corebridge, dated as of September 14, 2022;
•“USL” means The United States Life Insurance Company in the City of New York, a New York insurance company;
•“VALIC” means The Variable Annuity Life Insurance Company, a Texas insurance company; and
•“Corebridge,” “we,” “us,” “our” or the “Company” means Corebridge Parent and its subsidiaries, unless the context refers to Corebridge Parent only. References to “Corebridge,” “we,” “us,” “our” or the “Company”

in the descriptions of our securities below mean Corebridge Financial, Inc. and do not include the subsidiaries of Corebridge Financial, Inc.

MARKET AND INDUSTRY DATA
This prospectus and the documents incorporated by reference herein include estimates regarding market and industry data and forecasts, which are based on publicly available information, industry publications and surveys, reports from government agencies, reports by market research firms and our own estimates based on our management’s knowledge of, and experience in, the insurance industry and market segments in which we compete. Third-party industry publications and forecasts generally state that the information contained therein has been obtained from sources generally believed to be reliable. Information sourced from LIMRA regarding total annuity sales rankings includes the annuities we offer across our Individual Retirement and Group Retirement segments. Unless otherwise noted, all market data refers to the U.S. market. Although we have no reason to believe the foregoing information is not reliable, we have not independently verified this information and cannot guarantee its accuracy or completeness. This information is subject to a number of assumptions and limitations, and you are cautioned not to give undue weight to it. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in “Special Note Regarding Forward-Looking Statements and Information” in this prospectus and the risk factors and other information contained in any applicable prospectus supplement and in our filings with the SEC that are incorporated by reference into this prospectus.

SERVICE MARKS, TRADEMARKS AND TRADE NAMES
We use various service marks, trademarks and trade names, such as VALIC and American General, our logo design and Corebridge, that we deem particularly important to the advertising activities conducted by each of our businesses, some of which are owned by AIG. Such service marks, trademarks and trade names are the property of our Company or licensed by our Company from AIG. This prospectus and the documents incorporated by reference herein also contains trademarks, service marks and trade names of other companies that are the property of their respective holders. We do not intend our use or display of such names or marks to imply relationships with, or endorsements of us by, any other company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION
This prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein contain forward-looking statements and cautionary statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “targets,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein and include, without limitation, statements regarding our intentions, beliefs, assumptions or current plans and expectations concerning, among other things, financial position and future financial condition; results of operations; expected operating and non-operating relationships; ability to meet debt service obligations and financing plans; product sales; distribution channels; retention of business; investment yields and spreads; investment portfolio and ability to manage asset-liability cash flows; financial goals and targets; prospects; growth strategies or expectations; laws and regulations; customer retention; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class action litigation; the impact of our separation from AIG; the impact of the ongoing COVID-19 pandemic; geopolitical events, including the ongoing conflict in Ukraine; and the impact of prevailing capital markets and economic conditions.
Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition, liquidity and cash flows, and the development of the markets in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein. In addition, even if our results of operations, financial condition, liquidity and cash flows, and the development of the markets in which we operate, are consistent with the forward-looking statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including, without limitation, the risks and uncertainties discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the documents incorporated by reference herein and therein, could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:
•changes in interest rates and changes to credit spreads;
•the deterioration of economic conditions, an economic slowdown or recession, changes in market conditions, weakening in capital markets, volatility in equity markets, inflationary pressures, pressures on the commercial real estate market, stress and instability in the banking sector, uncertainty regarding approval of the U.S. federal government’s budget, and geopolitical tensions, including the continued armed conflict between Ukraine and Russia and the conflict in Israel and the surrounding areas;
•uncertainty related to the impact of COVID-19;
•the unpredictability of the amount and timing of insurance liability claims;
•unavailable, uneconomical or inadequate reinsurance or recaptures of reinsured liabilities;
•uncertainty and unpredictability related to our reinsurance agreements with Fortitude Re and its performance of its obligations under these agreements;
•our limited ability to access funds from our subsidiaries;
•our potential inability to refinance all or a portion of our indebtedness or to obtain additional financing;

•our inability to generate cash to meet our needs due to the illiquidity of some of our investments;
•the inaccuracy of the methodologies, estimations and assumptions underlying our valuation of investments and derivatives;
•a downgrade in our Insurer Financial Strength ratings or credit ratings;
•potential adverse impact to liquidity and other risks due to our participation in a securities lending program and a repurchase program;
•exposure to credit risk due to non-performance or defaults by our counterparties or our use of derivative instruments to hedge market risks associated with our liabilities;
•our ability to adequately assess risks and estimate losses related to the pricing of our products;
•the failure of third parties that we rely upon to provide and adequately perform certain business, operations, investment advisory, functional support and administrative services on our behalf;
•our inability to maintain the availability of critical technology systems and the confidentiality of our data;
•the ineffectiveness of our risk management policies and procedures;
•significant legal, governmental or regulatory proceedings;
•the ineffectiveness of our business strategy in accomplishing our objectives;
•the intense competition we face in each of our business lines and the technological changes that may present new and intensified challenges to our business;
•catastrophes, including those associated with climate change and pandemics;
•material changes to, or termination of, our investment advisory arrangements with AIG and Fortitude Re;
•changes in accounting principles and financial reporting requirements;
•our foreign operations, which may expose us to risks that may affect our operations;
•business or asset acquisitions and dispositions that may expose us to certain risks;
•our ability to compete effectively in a heavily regulated industry in light of new domestic or international laws and regulations or new interpretations of current laws and regulations;
•challenges associated with a variety of privacy and information security laws;
•impact on sales of our products and taxation of our operations due to changes in U.S. federal income or other tax laws or the interpretation of tax laws;
•our potential to be deemed an “investment company” under the Investment Company Act of 1940;
•differences between actual experience and the estimates used in the preparation of financial statements and modeled results used in various areas of our business;
•the ineffectiveness of our productivity improvement initiatives in yielding our expected expense reductions and improvements in operational and organizational efficiency;
•recognition of an impairment of our goodwill or the establishment of an additional valuation allowance against our deferred income tax assets as a result of our business lines underperforming or their estimated fair values declining;
•our inability to attract and retain key employees and highly skilled people needed to support our business;

•the impact of risks associated with our arrangements with Blackstone IM including risks related to limitations on our ability to terminate the Blackstone IM arrangements and related to our exclusive arrangements with Blackstone IM in relation to certain asset classes;
•the historical performance of AMG, Blackstone IM, BlackRock or any other external asset manager we retain not being indicative of the future results of our investment portfolio;
•challenges related to management of our investment portfolio due to increased regulation or scrutiny of investment advisers;
•our failure to replicate or replace functions, systems and infrastructure provided by AIG (including through shared service contracts) or our loss of benefits from AIG’s global contracts, and AIG’s failure to perform the services provided for in the transition services agreement entered into with AIG on September 14, 2022;
•the significant influence that AIG has over us and conflicts of interests arising due to such relationship;
•potentially higher U.S. federal income taxes due to our inability to file a single U.S. consolidated federal income tax return for five years following the IPO and our separation from AIG causing an “ownership change” for U.S. federal income tax purposes;
•risks associated with the Tax Matters Agreement with AIG and our potential liability for U.S. income taxes of the entire U.S. federal income tax group of which AIG is the common parent for all taxable years or portions thereof in which we (or our subsidiaries) were members of such group;
•certain provisions in our Organizational Documents;
•challenges related to compliance with applicable laws incident to being a public company, which is expensive and time-consuming;
•volatility in or declines in the market price of our common stock;
•the impact of AIG selling a controlling interest in our company to an unknown third party in a private transaction, which could include potential conflicts of interest among such third party and other stockholders; and
•applicable insurance laws, which could make it difficult to effect a change of control of our company.
You should read this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein are qualified by these cautionary statements. Any forward-looking statements are made only as of the date on which they are made, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.
Other risks, uncertainties and factors, including the risk factors and other information in our most recent Annual Report on Form 10-K and in our other filings with the SEC incorporated by reference into this prospectus and contained in any applicable prospectus supplement, could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read carefully the risk factors and other information in our filings with the SEC incorporated by reference into this prospectus and contained in any applicable prospectus supplement to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

OUR COMPANY
For the definitions of certain capitalized terms used in this prospectus and documents incorporated by reference herein, please refer to “Certain Important Terms.”
We are one of the largest providers of retirement solutions and insurance products in the United States, committed to helping individuals plan, save for and achieve secure financial futures. Our addressable markets are large, with powerful, long-term secular trends given an aging U.S. population and a growing need for retirement solutions. We offer a broad set of products and services through our market-leading Individual Retirement, Group Retirement, Life Insurance and Institutional Markets businesses, each of which features capabilities and industry experience we believe are difficult to replicate. These four businesses collectively seek to enhance stockholder returns while maintaining our attractive risk profile, which has historically resulted in consistent and strong cash flow generation.
Corebridge is a Delaware Corporation. Our principal executive offices are located at 2919 Allen Parkway, Woodson Tower, Houston, Texas 77019, and our telephone number is (877) 375-2422.
We maintain a public website at https://www.corebridgefinancial.com. The information contained on or connected to our website is not a part of this prospectus, and you should not rely on any such information in making your decision whether to purchase any of our securities.

RISK FACTORS
Investing in our securities involves risks. You should consider and read carefully the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the risk factors and other information contained in the applicable prospectus supplement before making a decision to invest in our securities. See “Where You Can Find More Information,” below.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for, among other things, general corporate purposes. We may include a more detailed description of the use of net proceeds of any specific offering of securities in the applicable prospectus supplement relating to the offering.

DESCRIPTION OF DEBT SECURITIES
General
Corebridge Parent may issue, from time to time, senior debt securities, subordinated debt securities or junior subordinated debt securities. We refer to the senior debt securities, the subordinated debt securities and the junior subordinated debt securities together in this prospectus as the “debt securities.”
Unless the applicable prospectus supplement states otherwise, Corebridge Parent will issue the senior debt securities in one or more series under the senior indenture dated as of April 5, 2022, between Corebridge Parent and The Bank of New York Mellon, as trustee (as amended and supplemented through the date hereof, the “senior indenture”), and Corebridge Parent will issue the subordinated debt securities and the junior subordinated debt securities in one or more series under the subordinated indenture dated as of August 23, 2022, between Corebridge Parent and The Bank of New York Mellon, as trustee (as amended and supplemented through the date hereof, the “subordinated indenture,” the senior indenture together with the subordinated indenture, the “indentures”).
Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form without interest coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be represented by permanent, registered securities in global form (“Global Notes”) registered in the name of The Depository Trust Company (“DTC”) or its nominee. So long as DTC or its nominee is the registered holder of the Global Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Notes for all purposes under the applicable indenture and the debt securities. See “—Additional Mechanics.”
“Business Day” means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) in respect of the junior subordinated debt securities, a day on which the corporate trust office of the trustee is closed for business.
The indentures will not limit the aggregate principal amount of debt securities that Corebridge Parent may issue and will provide that Corebridge Parent may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Corebridge Parent may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, may constitute a single series of debt securities under the indentures. The indentures will not limit Corebridge’s ability to incur other debt.
The indentures are filed as exhibits to the registration statement of which this prospectus is part. We have summarized selected portions of the indentures below. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and the debt securities, including the definitions therein of certain terms.
This summary is also subject to and qualified by reference to the description of the particular terms of your series of debt securities described in the applicable prospectus supplement. Those terms may vary from the terms described in this prospectus. The applicable prospectus supplement relating to each series of each of the debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement or a free writing prospectus, which contains the precise terms of debt securities you are offered.
Ranking
The senior debt securities will be senior unsecured obligations of Corebridge Parent and will rank equally with all of Corebridge’s other existing and future senior unsecured indebtedness. The subordinated debt securities will be subordinated and junior in right of payment to all of Corebridge’s existing and future senior indebtedness and rank senior in right of payment to any of Corebridge’s existing and future junior subordinated indebtedness. In addition, the senior debt securities and subordinated debt securities will be structurally subordinated to all future and existing obligations of our subsidiaries (including liabilities to policyholders and contract holders), which are significant.
The junior subordinated debt securities will be unsecured obligations of Corebridge and will rank equally in right of payment with all of Corebridge’s other junior subordinated obligations, unless otherwise specified in the prospectus supplement relating to such series or such securities, including all other series of junior subordinated debt securities. The junior subordinated debt securities will be subordinate and junior in right of payment to all of Corebridge’s present and future “senior indebtedness” (as defined in the subordinated indenture). See “—Subordination under the Subordinated Indenture with respect to the Subordinated Debt Securities and Junior Subordinated Debt Securities.” In addition, the junior subordinated debt securities will be structurally subordinated to all future and existing obligations of our subsidiaries (including liabilities to policyholders and contract holders), which are significant.
Corebridge Parent is a holding company with no direct operations. Corebridge Parent conducts all of its business operations through its subsidiaries, meaning it derives substantially all of its operating income from, and holds substantially all of its assets through, its subsidiaries. As a result, Corebridge Parent’s ability to meet its obligations on the debt securities and its other debt obligations depends on its ability to receive distributions from its subsidiaries. The debt securities will not be guaranteed by any subsidiary of Corebridge Parent.
Special Payment Terms of the Debt Securities
Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.
Terms of the Debt Securities
Corebridge Parent may issue debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our board of directors or an authorized committee thereof.
Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms may include some or all of the following:
•whether the debt securities are senior debt securities, subordinated debt securities or junior subordinated debt securities;
•the title of the debt securities of the series;
•any limit upon the aggregate principal amount of the debt securities;
•the person to whom interest on a debt security is payable, if other than the holder on the regular record date;
•the date or dates on which the series of debt securities will mature;
•the rate or rates at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;
•the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;
•if Corebridge Parent possesses the option to do so, the periods within which and the prices at which Corebridge Parent may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, the other terms and conditions of any such provisions and the manner in which the particular debt securities are to be selected for redemption;
•Corebridge Parent’s obligation, if any, to redeem or purchase any debt securities pursuant to any sinking fund or analogous provisions (including payments made in cash in participation of future sinking fund obligations) or at the option of the holders of the debt securities, and the period or periods within which and the price or prices at which, the price or prices at which and the terms and conditions upon which Corebridge Parent will redeem or purchase, in whole or in part, the debt securities;
•the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;
•any index used to determine the amount of payment of principal or any premium or interest on the series of debt securities;
•the currency, currencies or currency unit in which Corebridge Parent will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;
•if the currency of payment for principal and any premium and interest on the series of debt securities is subject to Corebridge Parent’s election or that of a holder of a debt security, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;
•the portion of the principal amount of the debt securities which Corebridge Parent must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;
•if the principal amount payable at the stated maturity of a debt security will not be determinable as of any one or more dates prior to maturity, the amount which shall be deemed to be the principal amount as of any such date;
•the application, if any, of the terms of the indentures relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
•if the series of debt securities will be issuable in whole or in part in the form of a global security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee;
•any change to the events of default with respect to the applicable series of debt securities and any change in certain rights of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
•any addition to, deletion from or change in Corebridge Parent’s covenants with respect to the applicable series of debt securities;
•provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
•the terms, if any, upon which the holders of debt securities may or are required to convert or exchange such debt securities into or for Corebridge Parent’s common stock or other securities or property, including the conversion or exchange price (which may be adjusted), or the method of calculating the conversion or exchange price, and the conversion or exchange period;
•any special tax implications of the debt securities, including any provisions for original issue discount debt securities, if offered;

•any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
•any trustees, authenticating or paying agents, transfer agents or registrars, calculation agents or other agents with respect to the debt securities;
•any restrictions on the registration, transfer or exchange of the debt securities;
•whether the subordination provisions summarized below or different subordination provisions will apply to the subordinated debt securities or the junior subordinated debt securities; and
•any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of purchase contracts. See “Description of Warrants,” “Description of Purchase Contracts” and “Description of Units.”
Overview of Remainder of This Description
The remainder of this description summarizes:
•Additional Mechanics relevant to the debt securities under normal circumstances, such as how holders of the debt securities may transfer ownership and where we make payments;
•Holders’ rights in several Special Situations, such as if we merge with another company or if we want to change a term of the debt securities;
•Subordination Provisions in the subordinated debt indenture with respect to the subordinated debt securities or junior subordinated debt securities that may prohibit us from making payment on those securities;
•Our right to release ourselves from all or some of our obligations under the debt securities and the indentures by a process called Defeasance;
•Holders’ rights if we Default or experience other financial difficulties; and
•Information regarding the Trustee and Governing Law of the Indentures.
Any covenants that apply to any series of the debt securities will be described in an applicable prospectus supplement.
Additional Mechanics
Conversion or Exchange Rights
The applicable prospectus supplement will describe the specific terms, if any, on which the debt securities may be converted or exchanged. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Corebridge Parent. These provisions may allow or require the number of shares of Corebridge Parent’s common stock or other securities to be received by the holders of such series of debt securities to be adjusted.
Global Debt Securities
The debt securities may be issued in the form of Global Notes. Upon issuance, each of the Global Notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each Global Note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:
•upon deposit of each Global Note with DTC or its custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the initial purchasers; and
•ownership of beneficial interests in each Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Note).
Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.
Book-Entry Procedures for the Global Notes
All interests in the Global Notes will be subject to the operations and procedures of DTC, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), as applicable. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.
DTC has advised us that it is:
•a limited purpose trust company organized under the laws of the State of New York;
•a “banking organization” within the meaning of the New York State Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to others such as securities brokers and dealers, banks, trust companies, and clearing corporations; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the debt securities represented by that Global Note for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a Global Note:
•will not be entitled to have the debt securities represented by the Global Note registered in their names;
•will not receive or be entitled to receive physical, certificated notes; and
•will not be considered the owners or holders of the debt securities under the applicable indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the applicable indenture.
As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of the debt securities under the applicable indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
Payments of principal, premium (if any) and interest with respect to the debt securities represented by a Global Note will be made by the paying agent to DTC’s nominee as the registered holder of the Global Note. Neither Corebridge Parent nor the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.
Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.
DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither Corebridge nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.
Certificated Notes
Debt securities in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related debt securities only if:
•DTC notifies Corebridge Parent at any time that it is discontinuing providing its services as depositary for the Global Notes and a successor depositary is not appointed within 90 days;
•DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or
•Corebridge Parent, at its option, notifies the trustee and paying agent that it elects to cause the issuance of certificated notes.

Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest payment.
Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as Corebridge Parent may designate for such purpose from time to time.
Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by Corebridge Parent and located in the Borough of Manhattan, The City of New York, will act as paying agent for payments with respect to debt securities of each series. Corebridge Parent may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Corebridge Parent will be required to maintain an office or agency in each place of payment for the debt securities of a particular series.
Unless otherwise indicated in the applicable prospectus supplement and subject to applicable law, any money or governmental obligations deposited with the trustee or any paying agent, or then held by Corebridge Parent, in trust, for the payment of the principal, interest or premium on any debt security of any series which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to Corebridge Parent at its option and upon its request or (if then held by Corebridge Parent) will be discharged from such trust, and the holder of such debt security thereafter may look only to Corebridge Parent for payment thereof as a general unsecured creditor.
Redemption
Corebridge Parent will specify in the applicable prospectus supplement if it possesses the option to redeem any series of debt securities after its issuance date, in whole or in part, at any time and from time to time, the periods within which and the prices at which Corebridge Parent may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, or the other terms and conditions of any such provisions and the manner in which the particular debt securities are to be selected for redemption. Unless otherwise indicated in the applicable prospectus supplement, if Corebridge Parent possesses the option to do so, Corebridge Parent may redeem debt securities in denominations larger than $2,000 but only in integral multiples of $1,000 in excess thereof.
Unless otherwise indicated in the applicable prospectus supplement, debt securities will not be subject to any sinking fund.
Special Situations
Restrictive Covenants in the Senior Indenture
Unless otherwise indicated in the applicable prospectus supplement, the following restrictive covenants shall apply to each series of senior debt securities:
Limitation on Liens Covenant
So long as any senior debt securities are outstanding, Corebridge Parent will not, and will not permit any of its subsidiaries to, directly or indirectly, create, issue, assume, incur or guarantee any indebtedness for money borrowed (other than non-recourse indebtedness) which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future voting stock of a Designated Subsidiary (as defined below) unless the senior debt securities and, if Corebridge so elects, any of its other indebtedness ranking at least pari passu with the senior debt securities, are secured equally and ratably with (or prior to) such other secured indebtedness so long as such indebtedness is so secured:

“Designated Subsidiary” means:
•AGL and VALIC;
•any successor to substantially all of the business of AGL and VALIC that is also a direct or indirect subsidiary of Corebridge Parent; or
•any entity (other than Corebridge Parent) having direct or indirect control of AGL and VALIC or any such successor.
Limitations on Dispositions of Stock of Certain Subsidiaries
So long as any senior debt securities are outstanding and subject to the provisions of the senior indenture regarding mergers, consolidations and sales of assets, Corebridge Parent will not, and will not permit any of its subsidiaries to, sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, except for, in each case:
•a sale or other disposition of any of such stock to Corebridge Parent or one of our wholly owned subsidiaries; or
•a sale or other disposition of all of such stock for at least fair market value (as determined by the board of directors of the company effecting such sale or disposition, acting in good faith); or
•a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction.
Limitations on Consolidation, Merger, Sale of Assets and Other Transactions
Each of the indentures generally permit us to consolidate or merge with another company or firm. It also permits us to sell, convey, lease or otherwise transfer all or substantially all our assets to another company or firm. However, under each of the indentures, we may not take any of these actions unless (1) we are selling, conveying, leasing or otherwise transferring all or substantially all of our assets to one of our direct or indirect wholly owned subsidiaries or (2) both the following conditions are met:
•When we merge or consolidate out of existence or sell, convey, lease or otherwise transfer all or substantially all our assets, the other company or firm is not organized under a foreign country’s laws — that is, the other company must be a corporation, partnership or trust organized under the laws of a state of the United States or the District of Columbia or under federal law — and it agrees to be legally responsible for the debt securities; and
•The merger, sale of assets or other transaction does not cause a default on the debt securities, and we are not already in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.
This prohibition will not apply to (i) the direct or indirect conveyance or transfer of all or any portion of the capital stock, assets or liabilities of any of Corebridge Parent’s direct or indirect wholly-owned subsidiaries to Corebridge Parent or any of its direct or indirect wholly-owned subsidiaries or (ii) the consolidation or merger of any of Corebridge Parent’s direct or indirect wholly-owned subsidiaries with and into Corebridge Parent.
If the conditions described above are satisfied with respect to the debt securities, Corebridge Parent will not need to obtain the approval of the holders of the debt securities in order to merge or consolidate or to sell its assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell, convey, lease or otherwise transfer all or substantially all our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate and any transaction in which we do not sell, convey, lease or otherwise transfer all or substantially all our assets. It is possible that this type of transaction may result in a reduction in our credit rating, or may impair our operating results or our financial condition. Holders of the debt securities, however, will have no approval right with respect to any transaction of this type.
Modification and Waiver
There are three types of changes we can make to each of the indentures and the debt securities.
Changes Requiring Approval of All Holders. First, there are changes that cannot be made to each of the indentures or the debt securities without specific approval of each holder of the debt securities affected thereby. Affected debt securities may be all or less than all of the debt securities issued under the applicable indenture. Following is a list of those types of changes:
•change the stated maturity of the principal or interest on any debt security, reduce the amount of principal payable on, or rate of interest of, any debt security, reduce any premium payable upon the redemption of any debt security, reduce the amount of principal payable upon acceleration of the maturity of any debt security (including the amount payable on an original issue discount debt security) following a default, change the place or currency of payment on any debt security, or impair a holder’s right to sue for payment;
•reduce the percentage of holders of the debt securities whose consent is needed to modify or amend the applicable indenture, or reduce the percentage of holders of the debt securities whose consent is needed to waive compliance with certain provisions of the applicable indenture or to waive certain defaults;
•modify any other aspect of the provisions dealing with modification and waiver of the applicable indenture.
Changes Requiring a Majority Vote. The second type of change to each of the indentures and the debt securities is the kind that requires a vote in favor by holders of the applicable debt securities owning not less than a majority of the principal amount of the debt securities. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the debt securities. We may also obtain a waiver of a past default from the holders of the applicable debt securities owning a majority of the principal amount of the applicable debt securities. However, we cannot obtain a waiver of a payment default or any other aspect of the applicable indenture or the debt securities listed in the first category described above under “—Changes Requiring Approval of All Holders” unless we obtain the individual consent of each holder to the waiver.
Changes Not Requiring Approval. The third type of change to the applicable indenture and the debt securities does not require any vote by holders of the applicable debt securities. This type of change is limited to clarifications and certain other changes that would not adversely affect in any material respect holders of the applicable debt securities.
We may also make changes or obtain waivers that do not adversely affect in any material respect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities.
Further Details Concerning Voting. Debt securities owned by us or any other obligor upon the debt securities or any of our affiliates or such other obligor’s affiliates will be disregarded. Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have given a notice of redemption and deposited or set aside in trust for the holders’ money for the payment or redemption of such debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described below under “Discharge, Legal Defeasance and Covenant Defeasance—Full Defeasance.”
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders of the debt securities. If we or the trustee set a record date for a vote or other action to be taken by holders of the debt securities that vote or action may be taken only by persons who are holders of outstanding debt securities on the record date. We or the trustee, as applicable, may shorten or lengthen the period during which such holders may take action.
No Protection in the Event of a Change in Control
Unless otherwise indicated herein or in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event Corebridge Parent has a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Subordination under the Subordinated Indenture with respect to the Subordinated Debt Securities and Junior Subordinated Debt Securities
The prospectus supplement relating to any offering of subordinated debt securities or junior subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities and junior subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness (as described below).
For purposes of subordinated debt securities or junior subordinated debt securities, “senior indebtedness” includes the principal of, premium (if any) and interest on and any other payment due pursuant to any of the following, whether incurred at the date of execution of the subordinated indenture or thereafter incurred:
•all obligations of Corebridge Parent (other than obligations pursuant to the subordinated indenture, including the subordinated debt securities and junior subordinated debt securities) for money borrowed;
•all obligations of Corebridge Parent evidenced by securities, notes, debentures, bonds or other similar instruments (other than the junior subordinated debt securities), including obligations incurred in connection with the acquisition of property, assets or businesses;
•all capital lease obligations of Corebridge Parent;
•all reimbursement obligations of Corebridge Parent with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of Corebridge Parent;
•all obligations of Corebridge Parent issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which Corebridge Parent or any of its subsidiaries have agreed to be treated as owner of the subject property for U.S. federal income tax purposes;
•all payment obligations of Corebridge Parent under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations incurred by Corebridge Parent solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of Corebridge Parent; and
•all obligations of the types referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, we have assumed or guaranteed or for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise.
The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (1) obligations to trade creditors created or assumed by us in the ordinary course of business, (2) indebtedness that is by its terms subordinate, or not superior, in right of payment to the subordinated debt securities or junior subordinated debt securities or (3) our “Pari Passu Securities” as defined in a supplemental indenture to the subordinated indenture.

If any of the following events occurs, Corebridge Parent will first pay all senior indebtedness, including any interest accrued after such events occur, in full before it makes any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities or the junior subordinated debt securities or on account of any purchase, redemption or other acquisition of the subordinated debt securities or the junior subordinated debt securities by the trustee, paying agent, or Corebridge Parent or any of its subsidiaries:
•in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or
•in the event of any default in the payment of principal, premium, if any, or interest on any senior indebtedness when due (whether at the stated maturity or by declaration of acceleration of maturity, call for redemption, mandatory payment or prepayment or otherwise).
In addition, in the event that Corebridge Parent and the trustee are notified in writing by the holders of at least 25% in principal amount of any senior indebtedness of any default with respect to that senior indebtedness which has occurred, is continuing and which would become an event of default following notice or lapse of time, permitting the holders of that senior indebtedness (or a trustee or agent) to declare such senior indebtedness due and payable prior to the date on which it would otherwise become due and payable, Corebridge Parent will first pay all senior indebtedness, including any interest accrued after such events occur, in full before it makes any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities or the junior subordinated debt securities or on account of any purchase, redemption or other acquisition of the subordinated debt securities or the junior subordinated debt securities by the trustee, paying agent, or Corebridge Parent or any of its subsidiaries, and before Corebridge Parent applies any property of Corebridge to be applied to the purchase, acquisition, retirement or redemption of the subordinated debt securities or the junior subordinated debt securities, until the earlier of (i) the date on which the senior indebtedness to which the default relates is discharged or has been cured or waived or ceased to exist and any related acceleration has been rescinded or (ii) the 179th day after the date of the initial written notice by holders.
In such event, we will pay or deliver directly to the holders of senior indebtedness any payment or distribution otherwise payable or deliverable to holders of the debt securities. We will make the payments to the holders of senior indebtedness according to priorities existing among those holders until we have paid all senior indebtedness, including accrued interest, in full. If any payment or distribution under the subordinated debt securities or junior subordinated debt securities is received by a holder of any subordinated debt securities or junior subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security must be paid or transferred to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for the payment of the senior indebtedness.
The subordinated indenture does not limit the issuance of additional senior indebtedness.
Discharge, Legal Defeasance and Covenant Defeasance
If indicated in the applicable prospectus supplement, Corebridge Parent may discharge or defease its obligations under each indenture as set forth below.
Full Defeasance
If there is a change in U.S. federal tax law, as described below, Corebridge Parent can legally release itself from any payment or other obligations on the debt securities, called full defeasance, if it puts in place the following other arrangements for holders of the debt securities to be repaid:
•Corebridge Parent must deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government-sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government)

that, in the opinion of a nationally recognized firm of independent public accountants, will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;
•There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets Corebridge Parent make the above deposit without causing the holders of debt securities to be taxed on the debt securities any differently than if Corebridge Parent did not make the deposit and just repaid the debt securities itself. Under current federal tax law, the deposit and Corebridge Parent’s legal release from the obligations pursuant to the debt securities would be treated as though Corebridge Parent took back the debt securities from the holders of those debt securities and gave such holders their share of the cash and notes or bonds deposited in trust. In that event, a holder of the debt securities could recognize gain or loss on the debt securities they give back to Corebridge Parent;
•Corebridge Parent must deliver to the trustee a legal opinion of Corebridge Parent’s counsel confirming the tax law change described above; and
•Corebridge Parent must deliver to the trustee an officer’s certificate and a legal opinion of Corebridge Parent’s counsel confirming that all conditions precedent under the applicable indenture to full defeasance have been satisfied.
If Corebridge Parent ever did accomplish full defeasance, as described above, a holder of the debt securities would have to rely solely on the trust deposit for repayment on the debt securities. A holder of the debt securities could not look to Corebridge Parent for repayment in the unlikely event of any shortfall.
Covenant Defeasance
Under current U.S. federal tax law, Corebridge Parent can make the same type of deposit as described above and Corebridge Parent will be released from the restrictive covenants under the debt securities. This is called covenant defeasance. In that event, a holder of the debt securities would lose the protection of these covenants but would gain the protection of having money and U.S. government or U.S. government agency notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, Corebridge Parent must do the following in respect of the applicable debt securities:
•Deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that, in the opinion of a nationally recognized firm of independent public accountants, will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;
•Deliver to the trustee a legal opinion of Corebridge Parent’s counsel confirming that under current U.S. federal income tax law Corebridge Parent may make the above deposit without causing the holders of the debt securities to be taxed on the debt securities any differently than if Corebridge Parent did not make the deposit and just repaid the debt securities itself; and
•Deliver to the trustee an officer’s certificate and a legal opinion of Corebridge Parent’s counsel confirming that all conditions precedent under the applicable indenture to covenant defeasance have been satisfied.
If Corebridge Parent accomplishes covenant defeasance in respect of the applicable debt securities, certain provisions of the applicable indenture and the applicable debt securities would no longer apply:
•the covenants applicable to the debt securities; and
•any events of default relating to breach of those covenants.
If Corebridge Parent accomplishes covenant defeasance with respect to the debt securities, a holder of the debt securities can still look to Corebridge Parent for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as a bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall.

Events of Default, Notice and Waiver
What is an Event of Default?
Unless otherwise indicated in the applicable prospectus supplement, the following shall constitute “events of default” under each of the indentures with respect to each series of debt securities:
•Corebridge Parent does not pay interest on the debt securities within 30 days of its due date;
•Corebridge Parent does pay the principal of or any premium on the debt securities within five days of its due date;
•Corebridge Parent does not deposit money in a separate account, known as a sinking fund, within five days of its due date;
•Corebridge Parent remains in breach of any covenant or warranty of the applicable indenture for 60 days after receiving a notice of default stating it is in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of the applicable debt securities; or
•certain involuntary events of bankruptcy, insolvency or reorganization, arrangement, adjustment, composition, liquidation or winding up of Corebridge Parent, or the appointment of a custodian ,receiver, liquidator, assignee, trustee, sequestrator or other similar official of Corebridge Parent or of any substantial part of its property;
•Corebridge Parent files for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and
•Any other event of default described in the applicable supplemental indenture for the debt securities occurs.
Remedies If an Event of Default Occurs
If an event of default occurs and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities may declare the entire principal amount (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt securities) of all the debt securities to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the applicable debt securities, provided that all other defaults have been cured and all payment obligations have been made current.
The trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer such trustee protection satisfactory to the trustee from expenses and liability called an indemnity. If an indemnity satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities.
Before a holder of debt securities bypasses the trustee and brings their own lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the debt securities, the following must occur:
•The holder of the debt securities must give the trustee written notice that an event of default has occurred and remains uncured;
•The holders of 25% in principal amount of all outstanding debt securities must make a written request that the Trustee take action because of the default, and they must offer indemnity satisfactory to the Trustee against the costs, expenses and liabilities of taking that action; and
•The Trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

However, a holder of debt securities is entitled at any time to bring a lawsuit for the payment of money due on their debt securities on or after its due date.
Corebridge Parent will give to the trustee every year a written statement of certain of our officers certifying that to their knowledge Corebridge Parent is in compliance with the applicable indenture and the debt securities, or else specifying any default.
Information Concerning the Trustee
The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act of 1939, as amended (the “TIA”). The trustee is under no obligation to exercise any of the powers under the applicable indenture at the request, order or direction of any holders of debt securities, unless such holder shall have offered to the trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense. The rights, privileges, protections and benefits, including its right to be indemnified, given to the trustee under the indentures will also be extended to each agent, custodian and other person employed to act thereunder.
As the trustee also serves as trustee for all of the indentures, and also the paying agent and transfer agent, and registrar for the debt securities, if an actual or potential event of default occurs with respect to the debt securities, the trustee may be considered to have a conflicting interest for purposes of the TIA. In that case, the trustee may be required to resign under one or more of the indentures and Corebridge Parent would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving Corebridge Parent default notice or for the default having to exist for a specific period of time were disregarded. We have entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York Mellon or its affiliates.
Governing Law of Indentures
The indentures and the debt securities are governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is a summary of the material terms of our Organizational Documents. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, these documents, which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.
General
As of the date of this prospectus, our authorized capital stock consists of 2,500,000,000 shares of common stock, par value $0.01 per share, and 250,000,000 shares of undesignated preferred stock, par value $1.00 per share. All of the outstanding shares of our common stock are fully paid and nonassessable.
Common Stock
Voting Rights
Shares of common stock are entitled to one vote per share.
In an uncontested election of directors, each director shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) at any meeting for the election of directors at which a quorum is present. Pursuant to our corporate governance guidelines, our Board will nominate for election as directors, with respect to incumbent candidates, only those who have tendered, prior to the mailing of the proxy statement for the annual meeting at which they are to be reelected as directors, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at any annual meeting at which they are nominated for re-election and (ii) Board acceptance of such resignation. Our Board shall accept such resignation unless it determines that the best interests of Corebridge and our stockholders would not be served by doing so. Our Board shall take action within 90 days following certification of the vote, unless such action would cause Corebridge Parent to fail to comply with any applicable stock exchange requirement or any rule or regulation promulgated under the Exchange Act, in which event Corebridge Parent shall take action as promptly as is practicable while continuing to meet such requirements. Our Board will promptly disclose its decision and the reasons therefor in a periodic or current report filed with the SEC.
In a contested election (meaning more directors have been nominated for election than directorship positions available), directors will be elected by a plurality of the votes cast (instead of by votes for or against a nominee). Stockholders will not have the right to cumulate their votes for the election of directors.
In other matters, the affirmative vote of the holders of a majority of the shares of all classes of stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, provided that (except as otherwise required by law) our Board may require in the notice of meeting a larger vote upon any such matter.
Dividends
Dividends may be declared by our Board at any regular or special meeting, pursuant to law, and may be paid in cash, in property or in shares of capital stock. Each holder of common stock is entitled to receive, on a pro rata basis, dividends and distributions, if any, that our Board may declare out of legally available funds, subject to preferences that may be applicable to preferred stock, if any, then outstanding.
Liquidation
In the event of our dissolution, liquidation or winding-up of our affairs, whether voluntary or involuntary, after payment of all our preferential amounts required to be paid to the holders of any series of preferred stock, our remaining assets legally available for distribution, if any, will be distributed among the holders of the shares of common stock, pro rata based on the number of shares held by each such holder.

Other Rights
Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that our Board may designate and issue in the future.
Preferred Stock
Under our amended and restated certificate of incorporation, our Board has the authority, without further action by our stockholders, to issue up to 250,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. As of the date of this prospectus, no shares of our authorized preferred stock are outstanding.
Directors
Under our Organizational Documents, our Board must consist of at least seven directors but no more than 21 directors. Our Board currently consists of 13 directors.
Board Designation Rights
Pursuant to the separation agreement entered into with AIG on September 14, 2022 (the “Separation Agreement”) and the Blackstone Stockholders’ Agreement, AIG and Blackstone each have specified board designation and other rights.
Annual Stockholders Meeting
Our second amended and restated bylaws provide that annual stockholders meetings will be held at a date, time and place, if any, as exclusively selected by our Board. To the extent permitted under applicable law, we may conduct meetings by means of remote communications.
Special Meeting of Stockholders
Our second amended and restated bylaws provide that a special meeting of stockholders may be called for any purpose at any time by (i) the chair of our Board, if any, (ii) our Chief Executive Officer, if any, or (iii) our Secretary or our Board. Our Secretary shall call a special meeting upon written request of one or more record holders who together own 25% or more of the outstanding shares of common stock entitled to vote at such meeting.
Stockholders Action by Written Consent
Any action required by law to be taken at any annual or special meeting of stockholders of Corebridge Parent, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent shall first request in writing that our Board fix a record date for such purpose. Such written request shall be signed by one or more stockholders representing 25% of the outstanding shares of common stock of Corebridge Parent entitled to consent on the matter or matters set forth in the written request.
Amendments to our Organizational Documents
Our amended and restated certificate of incorporation may be amended by the affirmative vote of a majority of our Board followed by the affirmative vote of a majority of the shares of our common stock then entitled to vote at any annual or special meeting of stockholders.

In addition, our second amended and restated bylaws may be amended or repealed, or new bylaws may be adopted, by the affirmative vote of a majority of our Board, or by the affirmative vote of a majority of the shares of our common stock then entitled to vote at any annual or special meeting of stockholders.
Anti-Takeover Effects of Our Organizational Documents
Certain provisions of our Organizational Documents, as well as certain provisions of Delaware law and insurance regulations applicable to our business, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for our common stock. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.
Authorized but Unissued Shares of Capital Stock
Common Stock. The remaining shares of authorized and unissued common stock are available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our Board in opposing a hostile takeover bid.
Preferred Stock. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid, since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or issue shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change of control, may discourage bids for our common stock at a premium over the market price of our common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, our common stock.
Removal of Directors; Vacancies
Our second amended and restated bylaws provide that directors may be removed, with or without cause, by the affirmative vote of a majority of the shares of our common stock entitled to vote on the election of directors, and any vacancy so created may be filled by the affirmative vote of holders of a majority of the shares then entitled to vote at an election of directors. Vacancies (other than any vacancy created by removal of a director by stockholder vote) and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class or from any other cause may be filled by election of a majority of the directors then in office, although less than a quorum, or by the sole remaining director.
Stockholders Advance Notice Procedure
Our second amended and restated bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. Our second amended and restated bylaws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our corporate secretary a written notice of the stockholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Corebridge Parent. To be timely, the stockholder’s notice must be delivered to our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days before the first anniversary date of the annual meeting for the preceding year; provided, however, that in the event that the annual meeting is not scheduled within a period that commences 30 days before and ends 30 days after such anniversary date, a stockholder’s notice must be delivered to our corporate secretary by the later of (x) the close of business on the date 90 days prior to the meeting or (y) no later than the close of business on the 10th day following the day on which a public announcement of the date of the meeting is first made by us.

Section 203 of the Delaware General Corporation Law (“DGCL”)
Our amended and restated certificate of incorporation provides that we are not subject to Section 203 of the DGCL (“Section 203”) until the first date on which AIG ceases to own (directly or indirectly) 5% of the then-outstanding shares of our common stock. From and after such date, we will be governed by Section 203 for so long as Section 203 by its terms would apply to us.
Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s outstanding voting stock for a period of three years following the date the person became an interested stockholder, unless:
•prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.
Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is any entity or person who, together with affiliates and associates, owns, or within the previous three years owned, 15% or more of the outstanding voting stock of the corporation. We expect the existence of this provision in the future to have an anti-takeover effect with respect to transactions our Board does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Limitations on Liability and Indemnification
Our amended and restated certificate of incorporation contains provisions eliminating the personal liability of our directors and officers for monetary damages to the extent permitted under the DGCL. Under the DGCL, the personal liability of a director or officer for monetary damages resulting from a breach of fiduciary duty may be eliminated except in circumstances involving:
•a breach of the duty of loyalty;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•a director under Section 174 of the DGCL (unlawful dividends);
•any transaction from which the director or officer derives an improper personal benefit; or
•an officer in any action by or in the right of the corporation.
The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director or officer unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, should not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s or officer’s fiduciary duty. In addition, these provisions will not alter a director’s or officer's liability under U.S. federal securities laws. The inclusion of this provision in our amended and restated certificate of incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors or officers for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders. In addition, your investment may be adversely affected to the extent we pay costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Our Organizational Documents require us to indemnify and advance expenses to our directors and officers to the fullest extent not prohibited by the DGCL and other applicable law. Our second amended and restated bylaws provide that we are required to indemnify our directors and executive officers, to the fullest extent permitted by law, against all liability and loss suffered and expenses (including attorneys’ fees) incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to pay the expenses (including attorneys’ fees) actually and reasonably incurred by our directors and officers in advance of the final disposition to enable them to defend against such proceedings.
Proxy Access
Our second amended and restated bylaws provide that a stockholder or group of up to 20 stockholders that has maintained continuous qualifying ownership of 3% or more of our outstanding common stock for at least the previous three years is permitted to nominate and include up to a specified number of proxy access nominees in Corebridge Parent’s proxy materials for its annual meeting of stockholders, provided that such stockholder or group of stockholders satisfies the applicable proxy access requirements of, and provides the information, agreements and representations required by, our second amended and restated bylaws. Proxy access nominees are also required to submit certain information, and are subject to certain exclusions and disqualifications, as set forth in our second amended and restated bylaws.
The maximum number of proxy access nominees that we are required to include in our proxy materials is the greater of (a) two and (b) 20% of the directors in office at the time of nomination (rounded down to the nearest whole number). Any eligible stockholder that submits more than one proxy access nominee is required to provide a ranking of its proposed proxy access nominees. If the number of proxy access nominees exceeds the proxy access nominee limit, the highest ranking qualified individual from the list proposed by each eligible stockholder, beginning with the eligible stockholder with the largest qualifying ownership and proceeding through the list of eligible stockholders in descending order of qualifying ownership, will be selected for inclusion in Corebridge Parent’s proxy materials until the proxy access nominee limit is reached.
Requests to include proxy access nominees in Corebridge Parent’s proxy materials must be received no earlier than 150 days and no later than 120 days before the anniversary of the date that Corebridge Parent first mailed its proxy materials for the preceding year’s annual meeting of stockholders; subject to adjustment in the event the annual meeting is held more than 30 days before or after the anniversary of the date of the prior year’s annual meeting.
Corporate Opportunities
Our amended and restated certificate of incorporation provides that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, potential transactions, matters or business opportunities (each, a “corporate opportunity”) that are from time to time presented to AIG, Blackstone or any of their respective officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries (other than us), even if the opportunity is one that we might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. Neither AIG, Blackstone nor any of their respective officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries is liable to us for breach of any fiduciary or other duty, as a director or otherwise, by reason of the fact that such person pursues or acquires such corporate opportunity, directs such corporate opportunity to another person or fails to present such corporate opportunity, or information regarding such corporate opportunity, to us unless, in the case of any such person who is a director or officer of Corebridge Parent, such corporate opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of Corebridge Parent. To the fullest extent permitted by law, by becoming a stockholder in Corebridge Parent, stockholders are deemed to have notice of and consented to this provision of our amended and restated certificate of incorporation.

Exclusive Forum
Our second amended and restated bylaws provide that, unless we consent in writing to the selection of an alternate forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our directors, officers, other employees, agents or stockholders, (iii) any action or proceeding asserting a claim against us arising under the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware (including, without limitation, any action asserting a claim arising out of or pursuant to our second amended and restated bylaws) or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. Although our second amended and restated bylaws contain the exclusive forum provisions described above, it is possible that a court could find that such provision is unenforceable. In addition, the above exclusive forum provision is not intended to apply to claims brought under the Exchange Act and the rules and regulations thereunder.
As permitted by Delaware law, our second amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the rules and regulations thereunder. To the fullest extent permitted by law, by becoming a stockholder in Corebridge Parent, you will be deemed to have notice of and have consented to the provisions of our second amended and restated bylaws related to choice of forum. Neither this provision nor the above exclusive forum provision will mean that stockholders have waived our compliance with federal securities laws and the rules and regulations thereunder.
Insurance Regulations
The insurance laws and regulations of the various states in which our insurance subsidiaries are organized may delay or impede a business combination or other strategic transaction involving us. State insurance laws prohibit an entity from acquiring control of an insurance company without the prior approval of the domestic insurance regulator. Under most states’ statutes, an entity is presumed to have control of an insurance company if it owns, directly or indirectly, 10% or more of the voting stock of that insurance company or its parent company. These regulatory restrictions may delay, deter or prevent a potential merger or sale of Corebridge Parent, even if our Board decides that it is in the best interests of stockholders for us to merge or be sold. These restrictions also may delay sales by us or acquisitions by third parties of our subsidiaries.
Market Listing
Our common stock is listed on the NYSE under the symbol “CRBG.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

DESCRIPTION OF DEPOSITARY SHARES
General Terms
Corebridge Parent may elect to offer depositary shares representing receipts for fractional interests in debt securities, common stock or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security, or share of common stock or of a particular series of preferred stock, as the case may be.
We will deposit the debt securities or shares of common stock or any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. As an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security or common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.
The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement or our Organizational Documents that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part.
Interest, Dividends and Other Distributions
The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, common stock or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own on the relevant record date.
In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to you.
Redemption of Depositary Shares
If we redeem a debt security, share of common stock or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security, or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever we redeem debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities, or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine. After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Exercise of Rights under the Indentures or Voting the Preferred Stock
Upon receipt of notice of any meeting at which you, as a holder of fractional interests in deposited common stock or preferred stock, are entitled to vote, or of any request for instructions or directions from you, as a holder of interests in deposited debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.
Amendment and Termination of the Deposit Agreement
We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.
The deposit agreement will terminate if:
•all outstanding depositary shares have been redeemed, or
•there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the common stock or preferred stock, including in connection with our liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million or an affiliate of such a person.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities, common stock or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of shares of debt securities, common stock or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities, common stock or preferred stock, as the case may be. You will pay transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Miscellaneous
The depositary will furnish all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities, common stock or preferred stock, as the case may be.
Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS
Corebridge Parent may issue warrants, including warrants to purchase debt securities, preferred stock, common stock or other securities described in this prospectus, property or assets as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.
The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrant holder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents will be filed as exhibits to the registration statement of which this prospectus forms a part.
We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities, preferred stock, common stock or other securities described in this prospectus that we may offer, the warrant agreement relating to such warrants and the warrant certificates representing such warrants. These terms will include the following:
•the title of the warrants;
•the designation and terms of the underlying securities, for which the warrants are exercisable;
•the aggregate number of the warrants;
•the price or prices at which Corebridge Parent will issue the warrants, the number or principal amount of the securities that you may purchase upon exercise of each warrant and the price or prices at which such securities may be purchased upon exercise;
•the currency, currencies or currency units, if other than in U.S. dollars, in which such warrants are to be issued or for which the warrants may be exercised;
•the procedures and conditions relating to the exercise of the warrants;
•the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;
•in the case of debt warrants, the currency, currencies or currency units, if other than in U.S. dollars, in which any principal, premium, if any, or interest on the debt securities purchasable upon exercise of the debt warrants will be payable;
•the date, if any, from which you may separately transfer the warrants and the related securities;
•the date on which your right to exercise the warrants commences, and the date on which your right expires;
•the maximum or minimum number of warrants which you may exercise at any time;
•if applicable, a discussion of material United States federal income tax considerations; and
•any other terms of the warrants and terms, procedures and limitations relating to your exercise of the warrants.
We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest or dividend payments or voting rights, if any, on the securities purchasable upon the exercise.
Exercise of Warrants
We will describe in the prospectus supplement relating to the warrants the principal amount or the number of the securities that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the applicable prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.
We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

DESCRIPTION OF PURCHASE CONTRACTS
As may be specified in a prospectus supplement, Corebridge Parent may issue purchase contracts obligating holders to purchase from Corebridge Parent, and Corebridge Parent to sell to the holders, a number of debt securities, shares of common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The purchase contracts may require Corebridge Parent to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.
The prospectus supplement relating to any purchase contracts will specify the material terms of the purchase contracts and any applicable pledge or depositary arrangements, including one or more of the following:
•The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase debt securities, common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement or the formula by which such amount shall be determined.
•The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.
•The events, if any, that will cause Corebridge Parent’s obligations and the obligations of the holder under the purchase contract to terminate.
•The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that Corebridge Parent will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.
•Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.
•The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be debt securities, common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement.
•The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to Corebridge Parent or be distributed to the holder.
•The amount of the contract fee, if any, that may be payable by Corebridge Parent to the holder or by the holder to Corebridge Parent, the date or dates on which the contract fee will be payable and the extent to which Corebridge Parent or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.
The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to and qualified in their entirety by reference to the terms and provisions of the purchase contract agreement, pledge agreement and deposit agreement, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, Corebridge Parent may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•a description of the terms of any unit agreement governing the units;
•a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•whether the units will be issued in fully registered or global form.
The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

PLAN OF DISTRIBUTION
We may sell securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities of any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. Corebridge Parent may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
Agents whom we designate may solicit offers to purchase the securities.
•We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.
•Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.
•Agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.
We may use an underwriter or underwriters in the offer or sale of the securities.
•If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.
•We will include the names of the managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters will receive, in the applicable prospectus supplement.
•Unless we indicate otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
We may use a dealer to sell the securities.
•If we use a dealer, we, as principal, will sell the securities to the dealer.
•The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.
•We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.
We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.
We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act, in connection with the securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act, and may agree to contribution with respect to such liabilities.
Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of their business for which they will receive customary compensation.
We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.
•If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.
•These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.
•We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.
Until the distribution of the securities is completed, SEC rules may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they hold and must be closed out by purchasing those securities in the open market. Stabilizing transactions consist of various bids for or purchases made by the underwriters in the open market prior to the completion of an offering. The underwriters also may impose a penalty bid on certain underwriters. This occurs when a particular underwriter repays to the underwriting syndicate a portion of the underwriting discount received by it because the underwriting syndicate has repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the securities, and may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.
We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions may be an underwriter and may be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.
If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a member of the Financial Industry Regulatory Authority (“FINRA”) participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).
We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

VALIDITY OF SECURITIES
The validity of any securities offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, New York, New York.
EXPERTS
The financial statements incorporated in this prospectus by reference to Corebridge Financial, Inc.’s Current Report on Form 8-K dated June 5, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all the information set forth in the registration statement and the exhibits thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto. Copies of the registration statement, including the exhibits and schedules thereto, are also available at your request, without charge, from:
Corebridge Financial, Inc.
28 Liberty Street
New York, New York 10005
Attention: Investor Relations
Tel: 1-877-375-2422
We are subject to the informational requirements of the Exchange Act and, accordingly, file annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial statements, current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information without charge at the SEC’s website. You may also access, free of charge, our reports filed with the SEC (for example, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments to those forms) through our website (www.corebridgefinancial.com). Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. None of the information contained on, or that may be accessed through our websites or any other website identified herein is part of, or incorporated into, this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us. The following documents are incorporated by reference into this prospectus:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 24, 2023, including those portions of our proxy statement on Schedule 14A filed with the SEC on April 28, 2023 that are incorporated by reference in such Annual Report;
•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023 filed with the SEC on May 11, 2023, August 4, 2023, and November 3, 2023 respectively;
•Our Current Reports on Form 8-K, filed with the SEC on January 17, 2023, January 31, 2023, March 30, 2023, May 17, 2023, June 5, 2023, June 22, 2023, June 26, 2023, June 26, 2023, July 17, 2023, August 17, 2023, September 15, 2023, November 8, 2023 and November 30, 2023;
•The description of capital stock contained in the Registration Statement on Form 8-A, filed with the SEC on September 13, 2022, as supplemented by the “Description of Capital Stock” included in this prospectus; and
•All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K and not specifically incorporated by reference), after the date of this prospectus until all the securities are sold or the applicable offering is otherwise terminated.
You should read the information relating to us in this prospectus and any accompanying prospectus supplement together with the information in the documents incorporated or deemed to be incorporated by reference herein. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
The documents incorporated by reference into this prospectus are also available on our website as provided under “Where You Can Find More Information.” Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this prospectus unless specifically incorporated herein by reference. You may obtain copies of any or all of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at our address or from the SEC, in each case as provided under “Where You Can Find More Information.”

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
The following table sets forth the general categories of expenses, other than underwriting compensation, the registrant anticipates it will incur in connection with the issuance and distribution of the securities being registered.

SEC registration fee	$ *
Listing fee	**
Trustees’ fees and expenses	**
Printing fees and expenses	**
Accounting fees and expenses	**
Legal fees and expenses	**
Transfer agent fees	**
Rating agency fees	**
Miscellaneous	**
Total	$ **
__________________
*     The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of the registration fee.
**   Estimated expenses are not presently known.
Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.
Item 15.    Indemnification of Directors and Officers.
Corebridge Financial, Inc. is incorporated under the laws of the State of Delaware.
Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Delaware Court of Chancery or such other court shall deem proper.
Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses, including attorneys’ fees, incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
Section 145(g) of the DGCL specifically allows a Delaware corporation to purchase liability insurance on behalf of its directors and officers and to insure against potential liability of such directors and officers regardless of whether the corporation would have the power to indemnify such directors and officers under Section 145 of the DGCL.
Section 102(b)(7) of the DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of directors or officers to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. This provision, however, may not eliminate or limit the liability of (1) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) a director or officer for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) a director under Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases, redemptions or other distributions, (4) a director or officer for any transaction from which the director or officer derived an improper personal benefit or (5) an officer in any action by or in the right of the corporation.
Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.
Our amended and restated certificate of incorporation contains provisions eliminating the personal liability of our directors and officers for monetary damages to the extent permitted under the DGCL. Under the DGCL, the personal liability of a director or officer for monetary damages resulting from a breach of fiduciary duty may be eliminated except in circumstances involving:
•a breach of the duty of loyalty;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•a director under Section 174 of the DGCL (unlawful dividends);
•any transaction from which the director or officer derives an improper personal benefit; or
•an officer in any action by or in the right of the corporation.

Our Organizational Documents require us to indemnify and advance expenses to our directors and officers to the fullest extent not prohibited by the DGCL and other applicable law, except in the case of a proceeding instituted by the director without the approval of our Board. Our Organizational Documents provide that we are required to indemnify our directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in our best interest and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Separation Agreement
The Separation Agreement provides that, until at least the day after the last date on which any “AIG Individual,” (as defined in the Separation Agreement) is a director or officer of us, we must indemnify (including advancement of expenses) each such director and officer to the greatest extent permitted under Section 145 of the DGCL and other applicable laws. Such indemnification must continue as to any AIG Individual who becomes entitled to indemnification notwithstanding any subsequent change in our indemnification policies or, with respect to liabilities existing or arising from events that have occurred on or prior to such date, that such AIG Individual ceases to be a director or officer of us.
Directors’ and Officers’ Liability Insurance
We have directors’ and officers’ liability insurance that insures against certain liabilities that our directors and officers and the directors and officers of our subsidiaries may, in such capacities, incur.
Underwriting Agreement
Any underwriting agreement that the registrant may enter into may provide for indemnification of directors and officers of the registrant by the underwriters against certain liabilities and contribution with respect to such liabilities.
Item 16.     Exhibits.
The Exhibits to this registration statement on Form S-3 are listed in the Exhibit Index which precedes the signature pages to this registration statement and is herein incorporated by reference.
Item 17.     Undertakings.
(a)  The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement.

3.1
Amended and Restated Certificate of Incorporation of Corebridge Financial, Inc., incorporated by reference to Exhibit 4.1 to Corebridge Financial, Inc.’s Registration Statement on Form S-8 (File No. 333-267427).

3.2	Second Amended and Restated By-laws of Corebridge Financial, Inc., incorporated by reference to Exhibit 4.2 to Corebridge Financial, Inc.’s Registration Statement on Form S-8 (File No. 333-267427).

4.1
Senior Indenture between Corebridge Financial, Inc., as issuer, and The Bank of New York Mellon, as trustee, dated April 5, 2022, incorporated by reference to Exhibit 4.1 to Corebridge Financial, Inc.’s Annual Report on Form 10-K (File No. 001-41504).

4.2
Subordinated Indenture between Corebridge Financial, Inc., as issuer, and The Bank of New York Mellon, as trustee, dated August 23, 2022, incorporated by reference to Exhibit 4.8 to Corebridge Financial, Inc.’s Annual Report on Form 10-K (File No. 001-41504).

4.3*	Form of Depositary Receipt.

4.4*	Form of Deposit Agreement.

4.5*	Form of Warrant Agreement, including form of Warrant.

4.6*	Form of Purchase Contract Agreement.

4.7*	Form of Unit Agreement.

4.8*	Form of Global Security of Corebridge Financial, Inc. (senior debt securities) (included in Senior Indenture between Corebridge Financial, Inc., as issuer, and The Bank of New York Mellon, as trustee, filed as Exhibit 4.1).

4.9*	Form of Global Security of Corebridge Financial, Inc. (subordinated debt securities and junior subordinated debt securities) (included in Subordinated Indenture between Corebridge Financial, Inc., as issuer, and The Bank of New York Mellon, as trustee, filed as Exhibit 4.2).

5.1	Opinion of Debevoise & Plimpton LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (contained on signature pages to the Registration Statement on Form S-3).

25.1
Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Senior Indenture between Corebridge Financial, Inc., as issuer, and The Bank of New York Mellon, as trustee, filed as Exhibit 4.1.

25.2
Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Subordinated Indenture between Corebridge Financial, Inc., as issuer, and The Bank of New York Mellon, as trustee, filed as Exhibit 4.2.

107	Filing Fee Table.
__________________
*To be filed by amendment or as an exhibit to a report on Form 8-K or other report to be filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, Corebridge Financial, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 5, 2023.

COREBRIDGE FINANCIAL, INC.

By:	/s/ Kevin Hogan
Name:	Kevin Hogan
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christine Nixon and Christina Banthin, and each of them, his or her true and lawful attorneys-in-fact and agent, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments to this registration statement) and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either or them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
This power of attorney shall not revoke any powers of attorney previously executed by the undersigned. This power of attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this power of attorney by referring to the date of the undersigned’s execution of this power of attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on December 5, 2023 by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Kevin Hogan	Chief Executive Officer and Director (Principal Executive Officer)	December 5, 2023
Kevin Hogan

/s/ Elias Habayeb	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	December 5, 2023
Elias Habayeb

/s/ Christopher Filiaggi	Chief Accounting Officer and Senior Vice President (Principal Accounting Officer)	December 5, 2023
Christopher Filiaggi

/s/ Peter Zaffino	Chairman of the Board	December 5, 2023
Peter Zaffino

/s/ Adam Burk	Director	December 5, 2023
Adam Burk

/s/ Alan Colberg	Director	December 5, 2023
Alan Colberg

/s/ Lucy Fato	Director	December 5, 2023
Lucy Fato

/s/ Jonathan Gray	Director	December 5, 2023
Jonathan Gray

/s/ Marilyn Hirsch	Director	December 5, 2023
Marilyn Hirsch

/s/ Christopher Lynch	Director	December 5, 2023
Christopher Lynch

/s/ Sabra Purtill	Director	December 5, 2023
Sabra Purtill

/s/ Christopher Schaper	Director	December 5, 2023
Christopher Schaper

/s/ Amy Schioldager	Director	December 5, 2023
Amy Schioldager

/s/ Mia Tarpey	Director	December 5, 2023
Mia Tarpey